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                                                                   Exhibit 23.9

                                 March 14, 1997



      The Gartner Group hereby consents to the reference to its firm in the Registration Statement on Form S-1 filed by Vestcom International, Inc. in connection with its initial public offering and to the filing of this letter as an exhibit to the Registration Statement.


                                        GARTNER GROUP


                                        By: /s/ Michael Braude
                                           -------------------------
                                        Name: Michael Braude
                                        Title: Senior Vice President